Exhibit 10.58

EXECUTION COPY

GUARANTY AGREEMENT

dated as of May 4, 2012

by and among

certain Subsidiaries of BLACKBAUD, INC.,

as Guarantors,

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

GUARANTY AGREEMENT, dated as of May 4, 2012, made by CONVIO, INC., a Delaware corporation, a Material Domestic Subsidiary of BLACKBAUD, INC., a Delaware corporation (the “Borrower”) (the “Initial Guarantor”) and those additional Subsidiaries of the Borrower which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) substantially in the form attached hereto as Annex I (such additional Subsidiaries, together with the Initial Guarantor, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the financial institutions (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of February 9, 2012 (as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Lenders and the Administrative Agent.

PRELIMINARY STATEMENTS

WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly, to the benefit of each of the Guarantors; and

WHEREAS, pursuant to Section 8.11 of the Credit Agreement, the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the Lenders;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Additional Guarantor” means each Subsidiary of the Borrower which hereafter becomes a Guarantor pursuant to Section 4.17 hereof and Section 8.11 of the Credit Agreement.

“Allocable Amount” has the meaning set forth in Section 2.3.

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation,

11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented, and under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law or proceeding thereunder).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor Payment” has the meaning set forth in Section 2.3.

“Guaranty” means this Guaranty Agreement, as amended, restated, supplemented or otherwise modified.

“Original Currency” has the meaning set forth in Section 2.11.

“Specified Currency” has the meaning set forth in Section 4.19.

SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

GUARANTY

SECTION 2.1 Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally and irrevocably guarantees as primary obligor and not as surety to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations (including, without limitation, all Bank Product Debt of any Credit Party or its Subsidiaries), whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter becomes barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower or any Subsidiary thereof, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all such Obligations, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2 Bankruptcy Limitations on each Guarantor. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor, the Administrative Agent and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3. To that end, but only in the event and to the extent that after giving effect to Section 2.3, such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3, the amount of each Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against each Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against each Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, any Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3 Agreements for Contribution.

(a) To the extent any Guarantor is required, by reason of its obligations hereunder, to make a payment (a “Guarantor Payment”) in an amount which, taking into account all other previous or concurrent payments made by any other Guarantor pursuant to this Guaranty, would be greater than the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then such Guarantor shall have an enforceable right of contribution against the Borrower and the remaining Guarantors, and the Borrower and the remaining Guarantors shall be liable for repayment of the full amount of such excess payment, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. Subject only to the subordination provided in Section 2.3(d), such Guarantor further shall be subrogated to any and all rights of the Lenders against the Borrower and the remaining Guarantors to the extent of such excess payment. As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(b) To the extent that any Guarantor would, but for the operation of this Section 2.3 and by reason of its obligations hereunder or its obligations to other Guarantors under this Section 2.3, be rendered insolvent for any purpose under Applicable Insolvency Laws, each of the Guarantors hereby agrees to indemnify such Guarantor and commits to make a contribution to such Guarantor’s capital in an amount at least equal to the amount necessary to prevent such Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.

(c) To the extent that any Guarantor would, but for the operation of this Section 2.3, be rendered insolvent under any Applicable Insolvency Law by reason of its incurring of obligations to any other Guarantor under the foregoing Sections 2.3(a) and (b), such Guarantor shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing Sections 2.3(a) and (b), against the Borrower and the remaining Guarantors, such that all obligations of all of the Guarantors hereunder and under this Section 2.3 shall be allocated in a manner such that no Guarantor shall be rendered insolvent for any purpose under Applicable Insolvency Law by reason of its incurrence of such obligations.

(d) Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or the other Guarantors or against any collateral security held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) are paid in full (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

(e) This Section 2.3 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 2.3 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(f) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

SECTION 2.4 Nature of Guaranty.

(a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by any such Guarantor, any other guarantor or by any other party and shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(iv) any structural change in, restructuring of or similar change of the Borrower, any Guarantor or any of their respective Subsidiaries;

(v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; or

(vi) any direction as to application of payment by the Borrower or by any other party;

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) and performance, in full, of the Guaranteed Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) and the Commitments are terminated; provided that a Guarantor may be released from the Guaranteed Obligations pursuant to Section 4.16 of this Guaranty.

(b) Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

(c) Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and any Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5 Waivers. To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (other than the defense of payment or performance) and agrees not to take advantage of or assert any such right or defense:

(a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b) any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, any Guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of this Guaranty;

(d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e) any and all right to notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon, or acceptance of, this Guaranty.

Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.

SECTION 2.6 Modification of Loan Documents, etc. Neither the Administrative Agent nor any Lender shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b) any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

(c) any amendment or modification, in any manner whatsoever, of the Credit Agreement or any other Loan Document;

(d) any extension or waiver of the time for performance by the Borrower, any Guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other Loan Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) any taking and holding of security or collateral for the payment of the Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Indebtedness of the Borrower, any Guarantor or any other Person to the Administrative Agent or the Lenders;

(f) any release of anyone who may be liable in any manner for the payment of any amounts owed by the Borrower, any Guarantor or any other Person to the Administrative Agent or any Lender;

(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Borrower, any Guarantor or any other Person are subordinated to the claims of the Administrative Agent or any Lender; or

(h) any application of any sums by whomever paid or however realized to any Obligations owing by the Borrower, any Guarantor or any other Person to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion.

SECTION 2.7 Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable. Notwithstanding the foregoing, each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or any Guarantor, or the inability or failure of the Borrower or any Guarantor to pay debts as they become due, or an assignment by the Borrower or any Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, each Guarantor will pay to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by each Guarantor if all such Guaranteed Obligations were then due and payable.

SECTION 2.8 Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

SECTION 2.9 Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Lenders, the obligations of the Borrower under the Credit Agreement and the other Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Lender” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10 Termination; Reinstatement.

(a) Subject to subsection (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) are paid in full (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) and the Commitments are terminated.

(b) No payment made by the Borrower, any Guarantor, or any other Person received or collected by the Administrative Agent or any Lender from the Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

(c) Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment.

SECTION 2.11 Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Sections 4.4 and 11.4 of the Credit Agreement, in immediately available Dollars, or with respect to Guaranteed Obligations in connection with any Loan made in any Foreign Currency, the Agreed Currency therefor, in immediately available funds, to an account designated by the Administrative Agent at the Administrative Agent’s Office (or, with respect to the Designated Currency Tranche, in the city of the Designated Currency Payment Office) or at any other address that may be specified in writing from time to time by the Administrative Agent. Notwithstanding the foregoing provisions of this Section, if, with respect to any Loan in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such Loan was made (the “Original Currency”) no longer exists or the applicable Guarantor is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment and as such amount shall be determined pursuant to the Credit Agreement) of such payment due, it being the intention of the parties hereto that the Guarantors take all risks of the imposition of any such currency control or exchange regulations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to make any Extensions of Credit each Guarantor hereby represents and warrants that:

SECTION 3.1 Existence. Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.2 Authorization of Agreement; Enforceability. Such Guarantor has the right, power and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Guaranty in accordance with its terms. This Guaranty has been duly executed and delivered by the duly authorized officers of such Guarantor and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 3.3 No Conflict; Consents. The execution, delivery and performance by such Guarantor of this Guaranty in accordance with its terms and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval or violate any material Applicable Law, in each case relating to such Guarantor; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Guarantor; (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument in an aggregate principal amount of at least $20,000,000 or under which amounts payable or receivable are at least $20,000,000 to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person; (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Guarantor or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, other than (A) consents, authorizations, filings or other acts or consents for which the failure to obtain or make would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) consents or filings, if any, under the UCC and (C) filings with the United States Copyright Office and/or the United States Patent and Trademark Office.

SECTION 3.4 Litigation. Except for matters that would not reasonably be expected, individually, or in the aggregate, to have a Material Adverse Effect, there are no actions, suits or proceedings pending nor, to the knowledge of such Guarantor, threatened in writing against or in any way relating adversely to or affecting such Guarantor or any its respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

SECTION 3.5 Title to Assets. Such Guarantor has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets.

SECTION 3.6 Liens. None of the properties and assets of such Guarantor is subject to any Lien, except Permitted Liens. No Guarantor has signed or authorized the filing of any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except to perfect Permitted Liens.

SECTION 3.7 [Intentionally omitted].

SECTION 3.8 Compliance with the Credit Agreement. Until the Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) are paid in full (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) and the Commitments are terminated, such Guarantor shall comply with the provisions of Articles VII, VIII, IX and X of the Credit Agreement as if a party thereto.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Amendments, Waivers and Consents. None of the terms, covenants, agreements or conditions of this Guaranty may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 13.2 of the Credit Agreement.

SECTION 4.2 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 13.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors at the address of the Borrower set forth in Section 13.1(b) of the Credit Agreement.

SECTION 4.3 Enforcement Expenses, Indemnification, Taxes.

(a) Each Guarantor will (A) pay all reasonable and documented out-of-pocket expenses (including, without limitation, all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (i) the preparation, execution, delivery and administration of this Guaranty and each other Loan Document to which the Guarantor is a party, whenever the same shall be executed and delivered, including, without limitation, all reasonable and documented out-of-pocket syndication and due diligence expenses and reasonable and documented out-of-pocket fees, disbursements and other charges of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Guaranty or any other Loan Document, including, without limitation, reasonable and documented out-of-pocket fees and disbursements of counsel for the Administrative Agent, (B) pay all reasonable and documented out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent and Lenders under this Guaranty and each other Loan Document to which the Guarantor is a party, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, enforcing any Guaranteed Obligations of, or collecting any payments due from such Guarantor by reason of an Event of Default (including in connection with the enforcement of the Guaranty Agreement); consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (C) to the extent the Borrower would be required to do so pursuant to Section 13.3 of the Credit Agreement, defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with any Extension of Credit, this Guaranty, any other Loan Document, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated by the Credit Agreement or thereby, or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing including, without limitation, reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party seeking indemnification therefor, arising out of or in any way connected with this Guaranty. All such costs and expenses shall be additional Guaranteed Obligations.

(b) The Guarantors shall, jointly and severally, pay and indemnify each indemnified party (which for purposes of this Guaranty shall include, without limitation, all Lenders) against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 4.11 of the Credit Agreement.

(c) The agreements in this Section 4.3 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 4.4 Governing Law. This Guaranty, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

SECTION 4.5 Jurisdiction and Venue.

(a) Jurisdiction. Each Guarantor, to the maximum extent permitted by Applicable Law, hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York in the State of New York (and any courts from which an appeal from any of such courts must or may be taken) in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations. Each Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1 of the Credit Agreement. Nothing in this Section 4.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

(b) Venue. Each Guarantor hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Guaranty or the rights and obligations of the parties hereunder. Each Guarantor irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or proceeding has been brought in an inconvenient forum.

SECTION 4.6 Waiver of Jury Trial.

(a) Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS GUARANTY OR ANY LOAN DOCUMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(b) Preservation of Certain Remedies. The parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any Loan Document. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment.

SECTION 4.7 Injunctive Relief, Punitive Damages.

(a) Each Guarantor recognizes that, in the event such Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders. Therefore, each Guarantor agrees that the Administrative Agent and the Lenders, at the Required Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent and each Guarantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to this Guaranty, the Credit Agreement, the Notes or the other Loan Documents and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any Loan Document.

SECTION 4.8 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Guarantor, the Administrative Agent and any Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any Event of Default. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Guaranty is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.

SECTION 4.9 Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (given in accordance with Section 4.1).

SECTION 4.10 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.11 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 4.12 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 4.13 Set-Off. Upon the occurrence and during the continuance of any Event of Default, subject to Section 13.4 of the Credit Agreement, each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 13.4 of the Credit Agreement to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits in Blackbaud Payment Services Accounts, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 4.13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

SECTION 4.14 Integration. This Guaranty, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Guaranty was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 4.15 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

SECTION 4.16 Releases. At such time as (a) the Guaranteed Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) are paid in full (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) and the Commitments are terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each

Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, or (b) a Guarantor ceases to be a Material Subsidiary of the Borrower in connection with a transaction permitted under the terms and conditions of the Credit Agreement, such Guarantor shall be released from the Guaranteed Obligations (other than obligations expressly stated to survive the termination of this Guaranty).

SECTION 4.17 Additional Guarantors. Each Material Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 8.11 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Guaranty Supplement.

SECTION 4.18 Powers Coupled with an Interest. All authorizations and agencies herein contained are irrevocable and powers coupled with an interest.

SECTION 4.19 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due to such Lender or Administrative Agent (as the case may be) hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, each Guarantor agrees, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Guarantor.

SECTION 4.20 Covio Entities. Convio, Inc. hereby agrees and acknowledges that as of the date hereof, notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, Section 1.9 thereto) or any other Loan Document, Convio, Inc. shall be treated as the Borrower’s Subsidiary and the other Convio Entities shall be treated as the Borrower’s Subsidiaries or Affiliates, as applicable, based on the ownership percentage thereof at such time or at any time thereafter, and the Convio Entities shall each be required to comply with all of the requirements set forth in the Loan Documents, including, without limitation, all of the covenants, guaranty requirements and collateral requirements set forth in the Loan Documents (including, without limitation, Convio, Inc.’s guaranty hereunder).

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty by its duly authorized officer, as of the day and year first above written.

CONVIO, INC., as Guarantor

By:	/s/ Anthony W. Boor
Name:	Anthony W. Boor
Title:	Treasurer and Chief Financial Officer

[Signature Pages Continue]

Signature Page to Guaranty

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Guaranty

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of May 4, 2012, made by Convio, Inc., a Material Domestic Subsidiary of Blackbaud, Inc. (the “Borrower”) (the “Initial Guarantor”, and together with any additional Material Domestic Subsidiaries which become parties to the Guaranty by executing Guaranty supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Lenders, under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [                    ] [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Article III of the Guaranty are true and correct in all material respects (without duplication with respect to any materiality qualifications set forth in any individual representation and warranty) as of the date hereof (except to the extent such representation and warrant relates to an earlier date).

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this                     day of             ,         .

[NAME OF NEW GUARANTOR]

By:
Title:

ANNEX I